Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
January 21, 2013	Contact: Vikram U. Kini
VP, Investor Relations
(610) 249-2009

Gardner Denver Appoints Vincent Trupiano President of Industrial Products Group

Fourth Quarter 2012 Adjusted Diluted Earnings per Share Expected Above Previously Announced Range (1)

WAYNE, PA, January 21, 2013 – Gardner Denver, Inc. (NYSE: GDI) announced today that Vincent Trupiano has been appointed Vice President, Gardner Denver, Inc. and President, Industrial Products Group (IPG), effective immediately. In his new position, Mr. Trupiano has full responsibility for the company’s global Industrial Products Group, reporting directly to Michael M. Larsen, President, Chief Executive Officer and Chief Financial Officer. Mr. Trupiano joined Gardner Denver in 2010 as the Vice President and General Manager of the Nash business and succeeds Brian L. Cunkelman, who resigned to pursue other opportunities.

“Vince has a proven track record of delivering strong operational results and his leadership skills, global operations experience and engineering expertise make him ideally suited to take on this new role,” said Mr. Larsen. “I am confident that Vince will seamlessly transition into his new role and lead IPG to deliver continued growth. Since joining the Company, Vince has played a key role in Gardner Denver’s success and we look forward to his ongoing contributions, including the IPG restructuring, which is continuing as planned.”

Mr. Larsen added, “We also thank Brian for the role he has played at Gardner Denver over the past two years and wish him the best in his future endeavors.”

Updated Fourth Quarter 2012 Outlook

Gardner Denver also announced that the Company’s fourth quarter 2012 adjusted diluted earnings per share (Adjusted DEPS) is anticipated to be above the high end of the previously announced range of $1.22 to $1.32. (1)

Gardner Denver plans to webcast its quarterly earnings conference call for the fourth quarter and year-end 2012 on Friday, February 22, 2013 beginning at 8:30 a.m. EST. This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at www.GardnerDenver.com or through Thomson StreetEvents at www.earnings.com.

About Vincent Trupiano

Mr. Trupiano joined Gardner Denver in 2010 from Dresser-Rand where he was General Manager of the Turbo Compression Division. Prior to joining Dresser-Rand, Mr. Trupiano spent more than 20 years in a variety of operational and business leadership roles of increasing responsibility with United Technologies Corporation and Ford Motor Company.

Mr. Trupiano holds a Bachelor of Science degree in Mechanical Engineering from Michigan State University and a Master of Business Administration from the University of Michigan.

Corporate Profile

Gardner Denver, Inc., with 2011 revenues of approximately $2.4 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).

Forward-Looking Information

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Risks that could cause results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2011. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

(1)	Adjusted DEPS is a financial measure that is not in accordance with GAAP. Gardner Denver believes the non-GAAP financial measure of Adjusted DEPS provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Gardner Denver believes excluding the specified items from DEPS provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measurement of operating performance and is more useful in assessing management performance.